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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

Name of Corporation                     State of Incorporation
-------------------                     ----------------------
SPIAPT, Inc.                                    Alabama
SPICOM, Inc.                                    Alabama
SPIMALL, Inc.                                   Alabama
SPITON, Inc.                                    Alabama
SPITOWN Corporation                             Delaware
SPILAF, Inc.                                    Alabama
SPINAP, Inc.                                    Delaware
SPIBILE, Inc.                                   Alabama
SPICLIFF, Inc.                                  Delaware
SPILAKE, Inc.                                   Delaware
Clearwater Acquisition Corp.                    Delaware
Lafayette Acquisition Corp.                     Louisiana
SPIDELA, Inc.                                   Delaware
Slidell Acquisition Corp.                       Delaware
SPIANTONIO, Inc.                                Delaware
SPINELLON, Inc.                                 Delaware
SPIPAL, Inc.                                    Delaware
SPIWACHEE, Inc.                                 Delaware
FAGALA Corp.                                    Louisiana
SPILAN, Inc.                                    Delaware
SPIWARD, Inc.                                   Delaware